Exhibit 99.1

BROADMARK REALTY CAPITAL ANNOUNCES FOURTH QUARTER AND FULL YEAR 2019 RESULTS

– Originated $480 Million of Loans in Full Year 2019 –

– Completed Business Combination to Form Internally Managed, Unlevered Commercial Mortgage REIT –

Seattle, WA – March 12, 2020 – Broadmark Realty Capital Inc. (NYSE: BRMK) (the “Company”), an internally managed commercial mortgage real estate investment trust focused primarily on short-term real-estate-backed senior loans, today announced operating results for the fourth quarter and full year ended December 31, 2019. The Company completed a successful business combination with Trinity Merger Corp. on November 14, 2019.

“We are very pleased with our fourth quarter and full year 2019 results, which reflect the continued growth of Broadmark’s unique lending strategy, and highlight the proven success of our strong originations platform, supported by one of the strongest balance sheets in the industry, marked by no debt. We also have a long record of paying consistent monthly distributions to our shareholders,” said Jeff Pyatt, President and Chief Executive Officer.

“We enter 2020 primed to deploy our substantial cash balances to close on our deep origination pipeline. We are currently seeing opportunities across all of our existing and new target markets which should drive meaningful earnings growth as we ramp up activity into the second half of 2020 and beyond. Furthermore, we have launched our private REIT that we expect to drive incremental income for the Company in the coming years. Our entire organization is energized and focused on executing our strategy to grow core annual earnings and cash flow in order to drive exceptional shareholder value over the long term.”

(All results presented include the combined results for the predecessor and successor entities.)

Fourth Quarter 2019 Financial Highlights

▪	Total Revenue of $30.1 million.
▪	GAAP Net Loss of $(6.8) million, or approximately $(0.05) per diluted common share. GAAP Net Loss reflects $28.6 million of non-recurring costs, including $26.2 million of transaction costs related to the business combination and $2.4 million of non-cash or other one-time expenses.
▪	Core Earnings, a non-GAAP financial measure, of $27.7 million, or $0.21 per diluted common share.

Full Year 2019 Financial Highlights

▪	Total Revenue of $131 million.
▪	GAAP Net Income of $75.2 million, or $0.57 per diluted common share. GAAP Net Income reflects $28.6 million of non-recurring costs, including $26.2 million of transaction costs related to the business combination and $2.4 million of non-cash or other one-time expenses.
▪	Core Earnings of $113.3 million, or $0.86 per diluted common share.

Fourth Quarter Loan Portfolio Highlights

▪	Originated 9 loans with a total face value of $37.8 million, reflecting the impact of the timing of the business combination.
▪	Interest income was $26.1 million and fee income was $4.0 million.

Full Year 2019 Loan Portfolio Highlights

▪	Originated 116 loans with a total face value of $479.7 million, reflecting the impact of the timing of the business combination.
▪	Total loan portfolio principal outstanding was $829 million at December 31, 2019.
▪	Interest income was $95.4 million and fee income was $35.6 million.

Balance Sheet Activity and Liquidity

At December 31, 2019, the Company had total liquidity of $238.2 million, consisting primarily of cash and cash equivalents. The Company had no debt outstanding.

Subsequent Events – Launch of Private REIT

In March 2020, the Company launched Broadmark Private REIT, LLC (the “Private REIT”), a newly organized real estate finance company that participates in short-term, first deed of trust loans secured by real estate to fund the construction and development of, or investment in, U.S. residential and commercial properties that are originated, underwritten and serviced by the Company. The Private REIT is managed by Broadmark Private REIT Management, LLC (the “Manager”), a subsidiary of the Company. The Manager will receive 80% of all fee-based income (generally borrower loan fees, including origination points, late fees and extension fees) and 20% of all distributable cash in excess of the monthly 0.5% preferred return paid to the Private REIT’s investors. The Private REIT intends to make a continuous offering of preferred units to qualified purchasers pursuant to Regulation D under the Securities Act of 1933, and also expects to elect to qualify as a real estate investment trust commencing with its initial taxable year.

Dividend

The Company’s Board of Directors declared cash dividends of $0.08 per common share in each of January, February and March 2020, totaling $0.24 in the first quarter of 2020.

Additional Information

The Company has posted supplemental financial information to provide additional disclosure on its website at www.broadmark.com. These materials can be found on the Investors section of the website under the “Financials” tab.

Conference Call and Webcast Information

The Company will host a live conference call and webcast on Thursday, March 12, 2020 at 5:00 p.m. Eastern time. To listen to the live webcast, go to the Investors section of the Company’s website at www.broadmark.com at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

To Participate in the Telephone Conference Call:

Dial in at least 5 minutes prior to start time.

Domestic: 877-407-9039

International: 201-689-8470

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Conference Call Playback:

Domestic: 844-512-2921

International: 412-317-6671

Passcode: 13699563

The playback can be accessed through March 26, 2020.

Forward Looking Statements

This earnings release contains certain “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements concerning our operations, economic performance and financial condition. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect the Company’s current views with respect to, among other things, capital resources, portfolio performance and results of operations. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases. Forward-looking statements do not guarantee future performance, which may be materially different from that expressed in, or implied by, any such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their respective dates.

These forward-looking statements are based largely on our current beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or within our control, and which could materially affect actual results, performance or achievements. Factors that may cause actual results to vary from our forward-looking statements include, but are not limited to:

●	factors described in our prospectus filed with the SEC on December 17, 2019, including those set forth under the captions “Risk Factors” and “Business”;
●	defaults by borrowers in paying debt service on outstanding indebtedness;
●	impairment in the value of real estate property securing our loans;
●	availability of origination and acquisition opportunities acceptable to us;
●	potential mismatches in the timing of asset repayments and the maturity of the associated financing agreements;
●	general economic uncertainty and the effect of general economic conditions on the real estate and real estate capital markets in particular;
●	general and local commercial and residential real estate property conditions;
●	changes in federal government policies;
●	changes in federal, state and local governmental laws and regulations that impact our business, assets or classification as a real estate investment trust;
●	increased competition from entities engaged in construction lending activities;
●	potential disruptions in our business operations and construction lending activity relating to coronavirus (COVID-19);
●	changes in interest rates;
●	the availability of, and costs associated with, sources of liquidity;
●	the ability to manage future growth; and
●	changes in personnel and availability of qualified personnel.

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About Broadmark Realty Capital

Broadmark Realty Capital Inc. (NYSE: BRMK) is an internally managed commercial mortgage real estate investment trust focused primarily on short-term real-estate-backed senior loans, including, first deed of trust loans secured by real estate to fund the acquisition, renovation, rehabilitation or development of residential or commercial properties. Broadmark Realty Capital manages and services its loan portfolio across a variety of market conditions and economic cycles.

Contact:

Investor Relations

InvestorRelations@broadmark.com

206-623-7782

Media Relations

Jason Chudoba

646-277-1249

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BROADMARK REALTY CAPITAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	Successor	Predecessor
	December 31, 2019	December 31, 2018
Assets

Cash and cash equivalents	$238,214	$112,234
Mortgage notes receivable, net	821,589	589,571
Interest and fees receivable	4,108	2,053
Investment in real property, net	5,837	12,091
Right-of-use assets	518	-
Intangible assets	4,970	-
Goodwill	131,965	-
Other assets	1,528	1,916

Total assets	$1,208,729	$717,865

Liabilities and Equity

Accounts payable and accrued liabilities	$7,897	$1,915
Dividends payable	15,842	6,333
Lease liabilities	518	-
Contributions received in advance	-	24,507
Total liabilities	24,257	32,755

Common stock, $0.001 and $0.00 par value, 500,000,000 and 0 shares authorized, 132,111,329 and 0 shares issued and outstanding at December 31, 2019 and 2018	132	-
Preferred Stock and Units, $0.001 and $0.00 par value, 100,000,000 and 0 shares/units authorized, 0 and 6,827,701 shares/units issued and outstanding at December 31, 2019 and 2018	-	684,213
Additional paid in capital	1,209,120	768
Retained earnings (accumulated deficit)	(24,780)	128
Predecessor equity	-	1
Total stockholders' and members' equity	1,184,472	685,110

Total liabilities and equity	$1,208,729	$717,865

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BROADMARK REALTY CAPITAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(in thousands, except for per share amounts)

	Successor Consolidated	Predecessor
	Period from November 15, 2019 through December 31, 2019	Period from January 1, 2019 through November 14, 2019	Predecessor Year Ended December 31, 2018
Revenues
Interest Income	$13,207	$82,225	$58,429
Fee Income	2,767	32,785	37,417
Total Revenue	15,974	115,010	95,846

Expenses
Impairment:
Loan loss provision	-	3,342	1,783
Other Expense
Change in fair value of warrant liabilities	4,924	-	-
Operating Expenses
Compensation and employee benefits	2,526	5,554	3,945
General and administrative	2,844	10,402	8,278
Transaction costs	367	25,789	-
Total Expenses	10,661	45,087	14,006
Income before income taxes	$5,313	$69,923	$81,840
Income tax provision	-	-	90
Net Income	$5,313	$69,923	$81,750
Earnings per common share
Basic	$0.04
Diluted	$0.04
Weighted-average shares of common stock outstanding, basic and diluted
Basic	132,111,329
Diluted	132,499,386

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BROADMARK REALTY CAPITAL, INC.

RECONCILIATION OF NET INCOME TO CORE EARNINGS

(in thousands, except for per share amounts)

Definition of Core Earnings

Core earnings is a non-GAAP financial measure used by management as a supplemental measure to evaluate our performance. We define core earnings as net income attributable to common stockholders adjusted for: (i) impairment recorded on our investments; (ii) realized and unrealized gains and losses on our investments; (iii) non-capitalized transaction-related expenses; (iv) non-cash stock-based compensation; (v) amortization of our intangible assets; and (vi) deferred taxes, which are subject to variability and generally not indicative of future economic performance or representative of current operations.

Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of our activity, assist in comparing the core operating results between periods, and enable investors to evaluate our current core performance using the same measure that management uses to operate the business. Core earnings excludes certain recurring items, such as gains and losses (including impairment) and non-capitalized transaction-related expenses because they are not considered by management to be part of our core operations for the reasons described herein. As such, core earnings is not intended to reflect all of our activity and should be considered as only one of the factors used by management in assessing our performance, along with GAAP net income which is inclusive of all of our activities.

Core earnings does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with U.S. GAAP, and our calculation of this measure may not be comparable to similarly entitled measures reported by other companies. Set forth below is a reconciliation of core earnings to the most directly comparable GAAP financial measure:

	Successor Period from November 15, 2019 through December 31, 2019	Combined Successor and Predecessor Consolidated Three Months Ended December 31, 2019	Combined Successor and Predecessor Consolidated Year Ended December 31, 2019

Net income attributable to common stockholders	$5,313	$(6,812)	$75,236
Adjustments for non-core earnings:
Non-capitalized transaction-related expenses	2,773	28,562	28,562
Change in fair value of warrant liabilities	4,924	4,924	4,924
Amortization of intangible assets	1,030	1,030	1,030
Impairment	-	-	3,342
Loss/(gain) on investment in real estate properties	-	-	179
Deferred taxes	-	-	-
Core earnings	14,040	27,704	113,273

Net income per basic share	$0.04	$(0.05)	$0.57
Net income per diluted share	$0.04	$(0.05)	$0.57
Core earnings per basic share	$0.11	$0.21	$0.86
Core earnings per diluted share	$0.11	$0.21	$0.86
Basic weighted average number of shares of common stock outstanding	132,111,329	132,111,329	132,111,329
Diluted weighted average number of shares of common stock outstanding	132,499,386	132,499,386	132,499,386

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BROADMARK REALTY CAPITAL, INC.

SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

(in thousands, except for per share amounts)

	For the period from November 15 to December 31, 2019	For the period from October 1 to November 14, 2019	For the Quarters Ended September 30, 2019	For the Quarters Ended June 30, 2019	For the Quarters Ended March 31, 2019
(dollars in thousands except per share amounts)	Successor	Predecessor
2019
Revenue	$15,974	$14,073	$34,581	$36,573	$29,783
Net income	5,313	(12,125)	25,856	31,202	24,990
Earnings per common share
Basic	$0.04
Diluted	$0.04	$-	$-	$-	$-
Weighted average shares of common stock outstanding, basic and diluted
Basic	132,111,329
Diluted	132,499,386	-	-	-	-

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